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                                 EXHIBIT 10.56

General Release, Covenant Not to Sue and Agreement, dated as of January 17,
             2000, between ICG Communications, Inc. and Douglas I. Falk.
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              GENERAL RELEASE, COVENANT NOT TO SUE AND AGREEMENT

         This GENERAL RELEASE, COVENANT NOT TO SUE AND AGREEMENT (this "Agreement") is by and between ICG COMMUNICATIONS, INC., a Delaware corporation (which entity, together with its parents, subsidiaries and affiliates is referred to herein as the "Company"), and Douglas A. Falk ("Employee").

         WHEREAS, the Company and Employee agree to terminate the employment relationship between them; and

         WHEREAS, the Company and Employee agree to settle and release all actual and potential claims they may have against one another arising out of or in connection with the employment of Employee by the Company, the terms and conditions of Employee's employment, the termination of such employment and any other action, event or matter prior to the date of this Agreement; and

         WHEREAS, Employee has substantial knowledge of the Company's operations, customers, vendors, suppliers and other proprietary and confidential information, and the Company desires for Employee to agree to protect such confidential information from disclosure and to make certain other covenants and agreements with the Company.

         NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements contained herein and for other good and valuable consideration, the parties agree as follows:

         1. TERMINATION OF EMPLOYMENT RELATIONSHIP. This Agreement evidences the termination of the employment relationship between Employee and the Company effective as of January 17, 2000 ("Termination Date"). Employee shall return all property in the possession of Employee which is owned by the Company upon the Termination Date. Notwithstanding the foregoing, Employee shall be entitled to keep his home computer and his cellular phone.

         2. RESIGNATION OF POSITIONS. Employee does hereby resign from all officer and director positions with the Company effective as of the Termination Date.

         3. TERMINATION OF AGREEMENTS. As of the Termination Date, the Employment Agreement between Employee and Company dated as of June 1, 1999 and all other agreements between Company and Employee (excepting solely the agreements relating to the stock options referred to in Section 4.4 below and Exhibit A hereto) are terminated and all rights thereunder are rescinded and superseded by the terms and conditions of this Agreement. For the avoidance of doubt, insurance coverage of Employee under the Company's applicable Directors' & Officers' policies, if any, shall be excepted from this Section 3.

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         4.   PAYMENT TO EMPLOYEE.

              4.1 Conditioned upon the full execution of this Agreement, and the lapse of the seven (7) day period described in Section 12 below, the Company shall pay Employee on or before January 25, 2000 the total sum of Four Hundred Sixty-Eight Thousand Two Hundred Sixty-Five and 07/100 Dollars ($468,265.07), less applicable withholding taxes and other governmental obligations. This amount represents severance in the amount of $68,265.07, less applicable withholding taxes and other governmental obligations, and a bonus in the amount of $400,000.00, less applicable withholding taxes and other governmental obligations, for his services in connection with the sale of ICG Satellite Services, Inc.

              4.2 The Company will permit Employee to continue participation in the Company's Medical/Dental/Vision benefit plans at Employee's present level through and including January 31, 2000, at which time all such benefits shall be terminated. At that time, Employee may be eligible to continue appropriate coverage pursuant to COBRA, subject to COBRA rules and provisions. Conditioned upon the full execution of this Agreement, and the lapse of the seven (7) day period described in Section 12 below, the Company shall pay Employee the net sum of Three Thousand One Hundred Seventy-Five Dollars and 92/100 Dollars ($3,175.92) on or before January 25, 2000, which represents the approximate equivalent of 12 months' payments for coverage under COBRA. It is Employee's responsibility to pay these amounts and to obtain the appropriate coverage if the Employee so desires.

              4.3 No additional time for vacation or sick leave or personal time shall accrue after Termination Date. Employee's participation in the 401(k) and, if applicable, 401(k) Wrap, and Employee Stock Purchase Plan shall cease as of the Termination Date. Employee's participation in the Company benefit programs for Basic Life Insurance, Accidental Death and Dismemberment Insurance ("AD&D"), Dependent Life Insurance, Short Term Disability benefits, Long Term Disability Insurance, and any participation in the Flexible Spending Cafeteria Plan, Voluntary Life Insurance, Voluntary AD&D, Pre-Paid Legal Insurance and Employee Assistance Program, and all other Company programs and benefits will terminate as of the Termination Date, subject to continuation rights, if any, required by law. Notwithstanding the foregoing, the Company will, if Employee requests it to do so in writing, transfer to Employee the life insurance policy it has taken out on his life to the extent permitted by the terms of the policy. Employee shall be solely responsible for making premium payments on such policy.

              4.4 Conditioned upon the full execution of this Agreement and the lapse of the seven (7) day period described in Section 12 below, the Company will fully vest all stock options granted to Employee under the Company's Stock Option Plans that are unvested as of the Termination Date. A summary of such unvested options and all other options granted to Employee is set forth on the Personnel Option Status attached as Exhibit A hereto. Employee will be entitled to exercise existing stock options for a period of six (6) months after the Termination Date in accordance with the plans and agreements relating to such options. Any

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options not exercised prior to July 17, 2000 shall terminate and Employee shall have no rights as to options not exercised prior to such date.

              4.5 On the first anniversary of the Termination Date, the Company will make a determination as to whether Employee has fully complied with all of the terms and conditions of this Agreement. If Employee has fully complied, the Company shall pay Employee within five (5) business days of the first anniversary of the Termination Date, the sum of Two Hundred Fifty Thousand and 00/100 Dollars ($250,000.00), less applicable withholding taxes and other governmental obligations.

              4.6 No other amounts except those specified in Sections 4 and 5 will be owing to or paid to Employee, including, without limitation, any bonus payments earned or to be earned prior to or after the Termination Date.

         5. OTHER PAYMENTS. The consideration described above in Section 4 is separate from the payment by the Company to Employee of accrued and unused vacation pay in the amount of Twenty-Eight Thousand Five Hundred Fifty-Nine and 01/100 Dollars ($28,559.01) and regular salary or wages for work performed through the Termination Date, less applicable withholding taxes and other governmental obligations ("Other Payments"). Employee's receipt of the Other Payments is not conditioned upon signing this Agreement. Employee shall receive all Other Payments to which Employee is entitled regardless of whether Employee signs this Agreement.

         6. COOPERATION CLAUSE. Upon reasonable request, the Employee shall make himself available to the Company to furnish full and truthful information concerning any event which took place during Employee's employment. Upon reasonable request, as deemed necessary by the Company, the Employee shall make himself available to the Company to furnish full and truthful consultations concerning any potential or actual litigation. Employee shall furnish the information as soon as is practical after a request from the Company is received. The Company shall reimburse Employee for the reasonable cost of all Employee's travel, lodging, meals and any loss of compensation suffered by Employee from his current employer as a result of time spent furnishing information under this clause.

         7.    NON-COMPETE AND NON-INTERFERENCE.

               7.1 For a period of twelve (12) months after the Termination Date, Employee shall not, directly or indirectly, own, manage, operate, control, be employed by, or participate in the ownership, management, operation or control of, a business that is engaged in the same business as the Company within any area constituting, during the term of Employee's employment or at the time Employee's employment is terminated, a Relevant Area. A "Relevant Area" shall be defined for the purposes of this Agreement as any area located within, or within fifty (50) miles of, the legal boundaries or limits of any city within which the Company is engaged in business or in which the Company has publicly announced or privately disclosed to Employee that it plans to engage in business.

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              7.2   For a period of two (2) years after the Termination Date,
Employee shall not (i) directly or indirectly cause or attempt to cause any employee of the Company or any of its affiliates to leave the employ of the Company or any affiliate, (ii) in any way interfere with the relationship between the Company and any employee or between an affiliate and any employee of the affiliate, or (iii) interfere or attempt to interfere with any transaction in which the Company or any of its affiliates was involved prior to the Termination Date.

              7.3 Employee agrees that, because of the nature and sensitivity of the information to which he was privy and because of the nature and scope of the Company's business, the restrictions contained in this Section 7 are fair and reasonable.

         8.   CONFIDENTIAL INFORMATION.

              8.1 The relationship between the Company and Employee is one of confidence and trust. This relationship and the rights granted and duties imposed by this Section shall continue until a date ten (10) years from the Termination Date.

              8.2 As used in this Agreement (i) "Confidential Information" means information disclosed to or acquired by Employee about the Company's plans, products, processes and services, including information relating to research, development, inventions, manufacturing, purchasing, accounting, engineering, marketing, merchandising, selling, pricing, tariffed or contractual terms, customer lists and prospect lists and other market information, with respect to any of the Company's business activities; and (ii) "Inventions" means any inventions, discoveries, concepts and ideas, whether patentable or not, including, without limitation, processes, methods, formulas, and techniques (as well as related improvements and knowledge) that are based on or related to Confidential Information, that pertain in any manner to the Company's technology, expertise or business and that are made or conceived by Employee, either solely or jointly with others, and while employed by the Company or within six (6) months after the Termination Date, whether or not made or conceived during working hours or with the use of the Company's facilities, materials or personnel.

              8.3 Employee agrees that he shall at no time disclose any Confidential Information to any person, firm or corporation to any extent or for any reason or purpose or use any Confidential Information for any purpose other than the conduct of the Company's business.

              8.4 Any Confidential Information that was directly or indirectly originated, developed or perfected to any degree by Employee during the term of his employment by the Company shall be and remain the sole property of the Company and shall be deemed trade secrets of the Company.

              8.5 Upon the Termination Date, Employee or his legal representative shall deliver to the Company all originals and all duplicates and/or copies of all documents, records,

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notebooks, and similar repositories of or containing Confidential Information then in his possession, whether prepared by him or not.

              8.6 Employee agrees that the covenants and agreements contained in this Section 8 are fair and reasonable and that no waiver or modification of this Section or any covenant or condition set forth herein shall be valid unless set forth in writing and duly executed by the parties hereto.

         9. INJUNCTIVE RELIEF. Upon a material breach or threatened material breach by Employee of any of the provisions of Sections 7 or 8 of this Agreement, the Company shall be entitled to an injunction restraining Employee from such breach. Nothing herein shall be construed as prohibiting the Company from pursuing any other remedies for such breach or threatened breach, including recovery of damages from Employee.

         10. NON-DISPARAGEMENT. Employee agrees that Employee will not make any false, disparaging or misleading statements to any person or entity regarding the Company or any of its officers, directors or employees. The Company agrees that it will not condone the making of any false, disparaging or misleading statements to any person or entity regarding Employee.

         11. RELEASE. Employee hereby releases and forever discharges the Company, and the Company's affiliates, subsidiaries, parents, successors, assigns and other affiliated entities, past and present, and each of them, as well as its and their officers, directors, attorneys, managers, agents and employees ("Releasees") from all claims, known or unknown, which Employee ever had or now has or may hereafter claim to have had prior to the date of this Agreement with respect to Employee's employment with the Company, the terms and conditions of Employee's employment, the termination of Employee's employment and any other action, event or matter. These claims may include, but are not limited to, claims based on (a) violations of Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Americans with Disabilities Act, the Age Discrimination in Employment Act, and the Employee Retirement Income Security Act; (b) any and all claims under Colorado statutory or decisional law, including, but not limited to, the Colorado Anti-Discrimination Act, pertaining to employment discrimination or harassment, wrongful discharge or breach of public policy; and (c) state, federal or common law relating to breach of express or implied contract, wrongful termination, employment discrimination or harassment, emotional distress, privacy rights, fraud or misrepresentation. The Company hereby releases and forever discharges Employee from all claims, known or unknown, which the Company ever had or now has or may hereafter claim to have had prior to the date of this Agreement against Employee with respect to Employee's employment with the Company, the terms and conditions of Employee's employment, the termination of Employee's employment and any other action, event or matter.

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         12.  REVIEW. Employee acknowledges that Employee has been advised by the Company to consult with an attorney to receive independent legal advice with respect to the ramifications and the advisability of entering into and executing this Agreement. Employee has twenty-one (21) days after the date this Agreement is tendered to Employee to sign this Agreement. Employee agrees to read and understand this Agreement prior to signing it. Employee will have seven (7) days following signing the Agreement to revoke it, and the Agreement will not become effective until the seven (7) day revocation period has expired. Such revocation must be in writing and received by the Company prior to the end of the revocation period.

         13. NO ADMISSIONS. Nothing in this Agreement, including the payment of any sum by the Company, constitutes an admission by the Company of any legal wrong in connection with the employment or termination of Employee.

         14. COVENANT NOT TO SUE. Employee covenants and agrees that Employee will never, individually or with any other person, commence, aid, prosecute, or cause or permit to be commenced or prosecuted, any lawsuit, charge or other proceeding against any Releasee based upon any claim which Employee has released in this Agreement. This Agreement shall be deemed breached immediately upon the commencement or prosecution of any such lawsuit or proceeding. In the event of any breach of this Section, the aggrieved Releasee shall be entitled to recover from Employee not only the amount of any judgment which may be awarded against that Releasee, but also all such other damages, costs and expenses as may be incurred by that Releasee, including attorney's fees and expenses, in defending against or seeking to stop any lawsuit or proceeding brought by Employee in violation of this covenant not to sue or other terms of this Agreement.

         15. CONFIDENTIALITY. Except as required by an order of a court of law, the parties agree not to disclose or publicize the terms of this Agreement, or to assist others to disclose or publicize the terms of this Agreement. This non-disclosure Agreement applies to the parties, their attorneys, agents, officials, managers, employees and spouses as well as to the named parties.

         16. AGREEMENT UNDERSTOOD. By freely, knowingly and voluntarily executing this Agreement, both parties confirm that they have had the opportunity to have this Agreement explained to them by attorneys. The Company is relying on its own judgment and on the advice of its attorneys and not upon any recommendation of Employee or Employee's agents, attorneys, or other representatives. Employee is relying on Employee's own judgment and on the advice of Employee's attorneys, if Employee has chosen to engage counsel, and not upon any recommendations by the Company or its directors, officers, employees, agents, attorneys, or other representatives. By voluntarily executing this Agreement, both parties confirm their competence to understand and do hereby accept the terms of this Agreement as resolving fully all differences, disputes and claims that may exist within the scope of the Agreement.

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         17.  GOVERNING LAW. This Agreement shall be construed and enforced in accordance with, and the validity and performance hereof shall be governed by, the laws of the State of Colorado.

         18. SEVERABILITY. In the event that any one or more of the provisions of this Agreement shall for any reason be held to be invalid or unenforceable, the remaining provisions of this Agreement shall be unimpaired, and shall remain in effect and be binding upon the parties.

         19. AMENDMENTS. No amendment, waiver, change or modification of any of the terms, provisions or conditions of this Agreement shall be effective unless made in writing and signed or initialed by the parties or by their duly authorized agents. Waiver of any provision of this Agreement shall not be deemed a waiver of future compliance therewith and such provision shall remain in full force and effect.

         20. SUCCESSORS AND TRANSFEREES. This Agreement shall be binding upon and inure to the benefit of each of the parties' successors, assigns, heirs, and transferees.

         21. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument, and in making proof hereof, it shall not be necessary to produce or account for more than on such counterpart.

         22. COSTS, EXPENSES, AND ATTORNEYS' FEES. In the event any claim, default or violation is asserted by a party to this Agreement regarding any of the terms or conditions of this Agreement, the party may enforce this instrument by appropriate action, and should any of the parties prevail in such litigation that prevailing party shall recover all costs, expenses, and reasonable attorneys' fees incurred in such litigation.

         23. FINAL AGREEMENT. This Agreement sets forth the entire understanding of the parties and supersedes any and all prior written or oral agreements, arrangements or understandings related to the subject matter described herein, and no written or oral representation, promise, inducement or statement of intention has been made by either party which is not embodied herein.

         This Agreement is dated as of the 17th day of January, 2000.


                                            /s/ Douglas A. Falk
                                            -----------------------------------
                                            Douglas A. Falk, EMPLOYEE
                                            Date of signing by Employee: 1/11/00

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WITNESSED BY:

/s/ Maury Cuje
-------------------------------
Name: Maury Cuje
     --------------------------


                                              ICG COMMUNICATIONS, INC.



                                              By: /s/ Don Teague
                                                 -------------------------------
                                              Name: Don Teague
                                                   -----------------------------
                                              Title: Exec. V.P.
                                                    ----------------------------

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